Exhibit 5.2

Commercial Law Group, P.C.

5520 North Francis Avenue

Oklahoma City, Oklahoma 73118

April 5, 2013

Chesapeake Oilfield Operating, L.L.C.

Chesapeake Oilfield Finance, Inc.

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Re:	Exchange of Unregistered 6.625% Notes for Registered 6.625% Notes

Ladies and Gentlemen:

We have acted as special Oklahoma counsel for Chesapeake Oilfield Operating, L.L.C., an Oklahoma limited liability company (“COO”), and certain of its subsidiaries, including Chesapeake Oilfield Finance, Inc., a Delaware corporation (“COF” and, together with COO, the “Registrants”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Registrants and the additional registrants named therein on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to an offer to exchange (the “Exchange Offer”) an aggregate principal amount of up to $650,000,000 of the Registrants’ 6.625% Senior Notes due 2019 (the “Exchange Notes”), which will have been registered under the Securities Act, for an equal principal amount of the Registrants’ outstanding 6.625% Senior Notes due 2019 (the “Original Notes”).

The Original Notes were, and the Exchange Notes will be, issued under an Indenture, dated as of October 28, 2011 (the “Indenture”), among the Registrants, the subsidiary guarantors named therein (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). The Exchange Notes will be unconditionally guaranteed (the “Guarantees”) as to payment of principal, premium, if any, and interest by each of the Guarantors pursuant to the Indenture.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the charter and governance documents of (x) COO and (y) each of Compass Manufacturing, L.L.C., Great Plains Oilfield Rental, L.L.C., Hodges Trucking Company, L.L.C., Keystone Rock & Excavation, L.L.C., Mid-States Oilfield Supply LLC, Nomac Drilling, L.L.C., Nomac Services, L.L.C., Oilfield Trucking Solutions, L.L.C., Performance Technologies, L.L.C., PTL Prop Solutions, L.L.C. and Thunder Oilfield Services, L.L.C., all Oklahoma limited liability companies (the “OK COO Entities”), (ii) the Indenture, (iii) a specimen of the Exchange Notes, (iv) the resolutions of COO’s board of managers regarding the filing of the Registration Statement and the issuance of the Exchange notes and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), complies with the Securities Act in all respects, and will have become effective and the Exchange Notes will

Chesapeake Oilfield Operating, L.L.C. and Chesapeake Oilfield Finance, Inc.

April 5, 2013

have been issued in exchange for the Original Notes in accordance with the terms of the Exchange Offer as set forth in the Registration Statement. We also have assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee; (ii) the Exchange Notes will conform to the specimen thereof examined by us; and (iii) the Trustee’s certificates of authentication of the Exchange Notes will be manually signed by one of the Trustee’s authorized officers.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we advise you that, in our opinion, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Original Notes have been validly tendered and not withdrawn and have been received and accepted by the Registrants in accordance with the terms of the Exchange Offer as set forth in the Registration Statement; and (iv) the Exchange Notes have been duly executed, authenticated, issued and delivered upon consummation of the Exchange Offer in accordance with the terms of the Indenture and the Exchange Offer as set forth in the Registration Statement, (x) the Exchange Notes issued in exchange for Original Notes in accordance with the terms of the Exchange Offer as set forth in the Registration Statement will constitute valid and binding obligations of COO and (y) the Guarantees of the Exchange Notes will constitute valid and binding obligations of the OK COO Entities.

We are members of the bar of the State of Oklahoma. The opinions expressed herein are limited exclusively to the laws of the State of Oklahoma, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We also authorize Bracewell & Giuliani LLP to rely on this opinion in delivering its opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Commercial Law Group, P.C.

COMMERCIAL LAW GROUP, P.C.